Exhibit 10.10
Hines-Sumisei U.S. Core Office Fund, L.P.
Hines U.S. Core Office Capital LLC
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
November 9, 2005
Hines REIT Properties, L.P.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
     Re: Preemptive Rights of Hines REIT Properties, L.P.
Ladies and Gentlemen:
     The purpose of this letter agreement is to document the rights of Hines REIT Properties, L.P. (the “Public REIT OP”), a Delaware limited partnership, to participate in future offerings of Hines-Sumisei U.S. Core Office Fund, L.P. (the “Partnership”), a Delaware limited partnership. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Sixth Amended and Restated Agreement of Limited Partnership, dated May 9, 2005, of the Partnership (such agreement, as amended from time to time, the “Partnership Agreement”). This letter agreement supersedes the “Preemptive Rights” section of the letter agreement, dated June 3, 2004, among the parties hereto and certain other parties.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Pre-Emptive Right
     For so long as the Public REIT OP is a Partner in the Partnership, the Managing General Partner shall give the Public REIT OP prior written notice (an “Offer Notice”) of any Capital Call expected to be issued with respect to the Fund. The Public REIT OP shall have the right (a “Preemptive Right”) to contribute to the Partnership up to 40% of the total capital contributed to the Fund in such Capital Call in exchange for Partnership Units at the Current Unit Price at the time of issuance. In order to exercise its Pre-Emptive Right, the Public REIT OP must deliver a written notice (an “Exercise Notice”) to the Partnership and the Managing General Partner within 10 Business Days after delivery of the Offer Notice, which Exercise Notice must specify the total Capital Contribution the Public REIT OP wishes to make, up to 40% of the total amount of Capital being contributed (taking into account any concurrent capital contributions being made to the Partnership, US Core Trust, or US Core Properties). If the Public REIT OP delivers an Exercise Notice within such 10 Business Days period, then the Managing General Partner will issue a Capital Call Notice to the Public REIT OP requesting a Capital Contribution in the amount specified in such Exercise Notice, and the Public REIT OP will be obligated to make a Capital Contribution in such amount in response thereto, concurrently with any Capital Call Notices issued to other investors as part of such Capital Call. Concurrently with any Capital Contribution made pursuant to this Agreement, the Hines REIT OP and the Partnership shall enter into a Subscription Agreement or other suitable document providing for such Capital Contribution and corresponding issuance of Partnership Units, which shall include such representations and warranties by the Hines REIT OP as are generally included in the form of subscription agreement entered into by other investors in the Partnership.
     Nothing in this letter agreement shall preclude the Public REIT OP from making a Capital Commitment to the Partnership pursuant to a Subscription Agreement as contemplated by the Partnership Agreement, in which case, in connection with any Capital Call, the Public REIT OP will be entitled to contribute to the Partnership the greater of the amount provided for under this letter agreement and its pro rata share of the total amount of capital being contributed to the Fund based on its Unfunded Commitment under such Subscription Agreement relative to the unfunded commitments of other investors in the Fund.
Miscellaneous
     This letter agreement shall be governed by the laws of the State of New York. This letter agreement may be signed in multiple counterparts, which, taken together, shall constitute one and the same agreement.
[Signature page follows]

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

By:	Hines US Core Office Capital LLC

	By:	Hines Interests Limited Partnership

		By:	Hines Holdings, Inc.

		By:	/s/ Charles M. Hazen

Name: Charles M. Hazen Title: Senior Vice President

HINES US CORE OFFICE CAPITAL LLC

By:	Hines US Core Office Capital LLC

	By:	Hines Interests Limited Partnership

		By:	Hines Holdings, Inc.

		By:	/s/ Charles M. Hazen

Name: Charles M. Hazen Title: Senior Vice President

AGREED:
HINES REIT PROPERTIES, L.P.
By: Hines Real Estate Investment Trust, Inc.
By: /s/ Sherri W. Schugart

Name: Sherri W. Schugart
Title: Chief Financial Officer